UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2008

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201

Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.   Material Impairments.

West Coast Bancorp today determined that it expects to record a non-cash, other-than-temporary impairment charge of approximately $1.8 million, after-tax, or $.12 per diluted share, in the third quarter 2008 relating to its previously disclosed investment in Federal Home Loan Mortgage Corporation (Freddie Mac) preferred stock. This impairment charge estimate assumes no market value for the company's 80,000 share investment in Freddie Mac preferred stock. The value of the company's investment has declined substantially after Freddie Mac was placed under the conservatorship of the Federal Housing Finance Agency on September 7, 2008.

As reported in the company's Form 10-Q for the quarter ended June 30, 2008, the company's investment in Freddie Mac preferred stock had a book value of $2.9 million and a market value of $2.2 million as of June 30, 2008.  Based on the closing price of Freddie Mac preferred stock on September 9, 2008, $2.60 per share, the company's investment had a market value of approximately $.2 million as of that date.

The additional unrealized loss on the Freddie Mac preferred stock investment since June 30, 2008, is not expected to affect the status of West Coast Bancorp and its banking subsidiary West Coast Bank as well capitalized under applicable regulatory guidelines as of September 30, 2008. The additional unrealized loss is projected to only reduce the total capital ratio of each institution by approximately 5 basis points. The company currently expects that its total capital ratios at September 30, 2008, will be at or above levels reported as of June 30, 2008.

Statements in this report regarding future events, performance, or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Examples of forward-looking statements in this report include estimates of the amount of the Company's impairment charge, its projected regulatory capital ratios, and the effect of the additional unrealized loss on the regulatory capital ratios of the company and its banking subsidiary. Actual amounts could be different from those expressed or implied by the forward looking statements. Forward looking statements speak only as of the date made, and the company does not undertake any obligation to update such statements. A number of factors could cause results to differ significantly from current expectations, including, among others, changes in the market price of Freddie Mac preferred stock, additional announcements or developments with respect to Freddie Mac, and various risk factors identified in the company's Annual Report on Form 10-K for the year ended December 31, 2007, including under the heading "Forward Looking Statement Disclosure" and in Item IA. Risk Factors, as updated in the company's Quarterly Report on Form 10-Q for the period ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: September 10, 2008	By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen Executive Vice President, General Counsel and Secretary